UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 18, 2009

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Washington Trust Bancorp, Inc. today announced that, as a result of a rating agency downgrade to below “investment grade” of one of its perpetual preferred investment securities after its January 28, 2009 announcement of year-end 2008 results and before filing its 2008 Annual Report on Form 10-K, Washington Trust will record an other-than-temporary impairment and take a pre-tax charge to earnings of $595 thousand ($387 thousand, after tax; 2 cents per diluted share) in the fourth quarter of 2008.  Because this investment security was carried at fair value at December 31, 2008, the loss on this security, net of tax, was previously reported in unrealized losses on securities available for sale within accumulated other comprehensive loss, a component of total shareholders’ equity on the Corporation’s balance sheet. This charge will reduce full-year 2008 net income to $22.2 million, or $1.57 per diluted share, from $22.6 million, or $1.59 per diluted share, as previously reported.  For the fourth quarter 2008, this charge will decrease its previously reported net income to $4.2 million, or 27 cents per diluted share, from $4.6 million, or 29 cents per diluted share.

The foregoing information is considered to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: February 18, 2009	By:	/s/ David V. Devault
David V. Devault
Executive Vice President, Chief Financial Officer and Secretary